Telaria Releases Preliminary Third Quarter 2018 Results and Revises Full Year Guidance
Telaria Board of Directors Also Authorizes $20 million Share Repurchase Program
New York - October 4, 2018 - Telaria, Inc. (NYSE: TLRA), the complete software platform for publishers to manage premium video advertising, today announced that its third quarter 2018 results are expected to be below its previously issued guidance, with revenue now expected to be between $13.0 million and $13.5 million, and adjusted EBITDA between a loss of ($0.5) million and break even. The Company is also revising its full year guidance with revenue now expected to be between $50.0 and $52.0 million, and EBITDA between a loss of ($5.0) and ($3.0) million. The preliminary results announced today are subject to change based on the completion of the Company’s quarter-end review process.
The Company will release its final third quarter 2018 results on November 8, 2018. A separate press release with conference call details will be issued in the coming days.
The Company also announced that its Board of Directors has approved a share repurchase program, under which the Company is authorized to purchase up to $20 million of its common stock over the eighteen-month period beginning October 2, 2018.
Preliminary Third Quarter 2018 Results
Connected TV continued to drive revenue and eCPM growth during the quarter and remains the core strategic focus for the Company. Preliminary results indicate that CTV contributed approximately 26% of revenue in the third quarter, up from 6% a year ago, driving eCPM to more than $12.30 compared to $11.40 in the prior year period. Based on the preliminary results, through the first nine months of 2018, CTV revenue has increased more than 430% year-over-year. Despite the positive momentum in CTV, underperformance in the Company’s desktop business resulted in lighter revenue than anticipated.
The underperformance in revenue was driven by two key factors:

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The strategic decision to remove certain desktop video publishers from the Telaria platform in order to focus exclusively on premium content that meets the Company’s industry leading quality standards, combined with a slower than anticipated shift in buyers’ spending patterns towards this premium focus; and

•	The inability to more rapidly scale the Company’s agency and brand demand sales force during the quarter, which negatively impacted its ability to fully monetize the platform.
To address these issues, the Company is pursuing the following courses of action:

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Enhancing its publisher development and demand promotion of premium desktop inventory; CTV will continue to be the Company’s main investment focus as it remains the biggest potential growth driver for the business; and

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Fortifying its sales team by accelerating hiring, and restructuring the organization to increase the coverage of brands and agencies to drive greater demand to the Telaria platform, while providing more visibility into spending patterns.

“We remain enthusiastic about the momentum of our CTV business and our strong position in the sector. Our differentiated video management platform, with the first advanced ad-server for CTV, positions us well to capitalize on the transition from traditional linear TV to large screen, connected TV viewing. We believe that the strategic decision we made to focus our business entirely on premium inventory, and our firm commitment to transparency and quality is a strong foundation from which to take advantage of the shift toward TV-like digital content,” said Mark Zagorski, Telaria’s CEO.
“In the short-term, the removal of certain desktop publishers from our platform resulted in a decrease in our revenue overall, as buyers spending patterns did not shift as quickly as anticipated towards our premium focus. We believe that this is a short-term challenge that we are addressing. Through expanding and restructuring our sales organization, we believe that we can increase coverage with brands and agencies to promote ad spend on premium inventory across all screens, while continuing the Company’s growth and path to profitability.”
Share Repurchase Program
Telaria’s Board of Directors has approved a share repurchase program under which it is authorized to purchase up to $20 million of its common stock over the eighteen-month period beginning October 2, 2018.
“Our Board of Directors and executive team are confident in the Company’s long-term strategy and growth prospects and believe that our common stock is undervalued and represents a strong investment opportunity,” said Mark Zagorski, Telaria CEO. “With our strong cash position and clean balance sheet, we believe that we can return value to shareholders while continuing to invest in our business and drive further growth.”
The repurchase program allows the Company to repurchase its common stock using open market stock purchases or privately negotiated transactions in compliance with Rule 10b-10 of the Securities Exchange Act of 1934, as amended. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, share price, trading volume and general market conditions and other factors. The share repurchase program may be suspended, modified or discontinued at any time at the Company’s discretion. The Company intends to finance the share repurchase program through cash on hand.
About Telaria
Telaria (NYSE: TLRA) is a complete software platform to manage premium video advertising. We engineer the most robust suite of analytics, automated decisioning, and integrated programmatic and direct monetization tools in the industry. Global publishers require total command of their business; Telaria's independent solution empowers unbiased decisions for the best revenue outcomes.
“Safe Harbor" Statement: This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including statements related to financial guidance, long-term financial targets and growth of the Company’s platform and solutions. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s continuing development of its business model; the impact of the disposition of the company’s buyer platform on the company’s operations and financial results, including loss of synergies between the buyer platform and seller platform; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new demand partners and maintain relationships with current demand partners; the company’s ability to increase or maintain spend from existing demand partners, including the Tremor Video DSP buyer platform, which the company sold in August 2017; growth of OTT and connected TV markets; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; the company’s ability to attract sellers of premium video advertising inventory to its platform and secure inventory on terms that are favorable to it; an increase in direct programmatic selling efforts by publishers outside of the company’s platform; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver its solutions; the impact of tools that block the display of video ads; the effect of legal, regulatory developments and industry standards regarding internet privacy and other matters, including the EU General Data Protection Regulation; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in the company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission on March 2, 2018, its Quarterly Report on Form 10-Q for the period ended March 31, 2018, filed with the U.S. Securities and Exchange Commission on May 8, 2018 and its Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed with the Securities and Exchange Commission on August 9, 2018.
Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events. Investors are cautioned not to place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Telaria disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
Non-GAAP Financial Measures: To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Telaria reports Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as loss from continuing operations, net of income taxes before depreciation and amortization, total interest expense and other income (expense), net, provision for income taxes and adjusted to eliminate the impact of non-cash stock-based compensation expense, acquisition related costs, restructuring costs, mark-to-market expense, executive severance, retention and recruiting costs, disposition-related costs, expenses for transitional services and other adjustments. We use Adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that the use of Adjusted EBITDA provides useful information about our operating results, enhances the overall understanding of our past financial performance and future prospects, and allows for greater transparency with respect to a key metric that is used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. With respect to our expectations under “Guidance” above, reconciliation Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the costs and charges excluded from this non-GAAP measure, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of these costs and charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
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Investor Relations Contact:
Andrew Posen
Vice President, Head of Investor Relations
212-792-2315
IR@telaria.com
Media Contact:
Lekha Rao
Vice President, Media Relations & Corporate Communications
646-226-0254
lrao@telaria.com